Exhibit 99.1

CALIFORNIA BANCORP

LETTER OF TRANSMITTAL

To Tender for Exchange

3.50% Fixed-to-Floating Rate Subordinated Notes due 2031 (CUSIP #13005U AA9 / ISIN #US13005UAA97;

CUSIP #13005U AB7 / ISIN #US13005UAB70)

for

3.50% Fixed-to-Floating Rate Subordinated Notes due 2031 that have been registered under the Securities Act of 1933, as amended (CUSIP #13005U AC5 / ISIN #US13005UAC53)

PURSUANT TO THE PROSPECTUS DATED [    ], 2021

THE EXCHANGE OFFER DESCRIBED HEREIN (THE “EXCHANGE OFFER”) WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON [ ], 2021, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS.

The Exchange Agent for the Exchange Offer is:

UMB BANK, N.A.

Deliver to:

By Hand, Overnight Deliver or Mail (Registered or Certified Mail Recommended): UMB Bank, N.A. 5555 San Felipe Street, Suite 870 Houston, TX 77056 Attn: Corporate Trust Officer/Mauri J. Cowen	By Facsimile Transmission (for eligible institutions only): (214) 389-5949 Attn: Corporate Trust Officer/Mauri J. Cowen

Delivery of this Letter of Transmittal to an address other than as set forth above or transmission via facsimile will not constitute a valid delivery. Only hard copies of this Letter of Transmittal or presentations via ATOP through the Depository Trust Company (“DTC”) will be accepted.

For procedural questions regarding this Letter of Transmittal or for any additional information, you may contact the Exchange Agent by calling (713) 300-0587 or emailing Mauri.Cowen@umb.com.

Please read the instructions set forth below carefully before completing this Letter of Transmittal.

The Exchange Offer is not being mailed to, nor will tenders be accepted from or on behalf of, beneficial owners of outstanding Old Notes (as defined below) in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

Preliminary Instructions

The undersigned hereby acknowledges receipt of the prospectus dated [ ], 2021 (as it may be amended or supplemented from time to time, the “Prospectus”) of California BanCorp (the “Company”) and this Letter of Transmittal (this “Letter of Transmittal”), which together constitute the Exchange Offer whereby the Company is offering to exchange its 3.50% Fixed-to-Floating Rate Subordinated Notes due 2031 (in global or definitive form) (the “Old Notes”) for a like principal amount of its 3.50% Fixed-to-Floating Rate Subordinated Notes due 2031 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (in global form or, if required by accredited investors, in definitive form) (the “New Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act, and, as a result, will not bear any legend restricting their transfer; the New Notes bear a different CUSIP number from the Old Notes; the New Notes are generally not subject to transfer restrictions; holders of the New Notes are not entitled to registration rights under the registration rights agreement that we entered into with the purchasers of the Old Notes; and because the holders of the New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in that registration rights agreement relating to our fulfillment of our registration obligations. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof, or, if no interest has been paid on such Old Notes, from the date of its original issue.

This Letter of Transmittal is to be completed by all beneficial owners of Old Notes wishing to participate in the Exchange Offer.

The Company reserves the right, at any time and from time to time, to extend the Exchange Offer, in which case the term “Expiration Date” means the latest date and time to which the Exchange Offer is extended by the Company. In order to extend the Exchange Offer, the Company will notify the Exchange Agent, each registered holder and each beneficial owner of Old Notes by oral (confirmed in writing) or written notice or will issue a press release or other public announcement of such extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Exchange Offer is not conditioned upon the tender of any minimum aggregate principal amount of Old Notes.

The Company has not provided guaranteed delivery procedures in conjunction with this Exchange Offer or under any of the Prospectus or other materials provided herewith.

BENEFICIAL OWNERS OF OUTSTANDING OLD NOTES SHOULD COMPLETE THE APPROPRIATE BOXES BELOW AND SIGN THIS LETTER OF TRANSMITTAL TO INDICATE THE ACTION SUCH BENEFICIAL OWNERS ELECT TO TAKE WITH RESPECT TO THE EXCHANGE OFFER.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the Old Notes described in Box I (Description of Tendered Notes) (the “Tendered Notes”). The undersigned is the beneficial owner of all the Tendered Notes. Subject to, and effective upon, the acceptance for exchange of the Tendered Notes, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Tendered Notes.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company and as trustee under the indenture relating to the Tendered Notes) with respect to the Tendered Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the withdrawal rights described in the Prospectus, to (1) deliver certificates representing such Tendered Notes, or transfer ownership of such Tendered Notes on the security register or account books maintained by DTC, and to deliver all accompanying evidence of transfer and authenticity to, or upon the order of, the Company upon receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Company of such Tendered Notes for exchange pursuant to the Exchange Offer, (2) receive for the account of the Company all benefits and otherwise exercise all rights of beneficial ownership of such Tendered Notes, all in accordance with the terms and conditions of the Exchange Offer, and (3) present such Tendered Notes for transfer, and transfer such Tendered Notes, on the relevant security register or account books.

The undersigned hereby represents and warrants that the undersigned (1) owns the Tendered Notes and is entitled to tender such Tender Notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Tendered Notes and to acquire New Notes issuable upon the exchange of such Tendered Notes, and that, when the same are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the Tendered Notes, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale and transfer and not subject to any adverse claim, right, restriction or proxy of any kind.

The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, exchange, assignment and transfer of Tendered Notes or to transfer ownership of such notes on the relevant security register or account books maintained by DTC. The undersigned expressly agrees to all of the terms of the Exchange Offer, as described in the Prospectus and this Letter of Transmittal.

Tenders of the Old Notes pursuant to the procedures described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Notes” and in the instructions to this Letter of Transmittal will, upon the Company’s acceptance of the Tendered Notes for exchange, constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the Company shall be deemed to have accepted Tendered Notes when and if the Company has given oral or written notice to the exchange agent of its acceptance of such Tendered Notes.

The Exchange Offer is subject to the conditions set forth in the Prospectus under the caption “The Exchange Offer—Conditions.” As a result of these conditions (which may be waived, in whole or in part, by the Company in its absolute discretion) as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Tendered Notes and, in such event, the Tendered Notes not exchanged will be returned to the undersigned after the expiration or termination of the Exchange Offer.

The undersigned hereby represents and warrants that:

1.	any New Notes will be acquired by the undersigned in the ordinary course of business;

2.

the undersigned is not participating in the Exchange Offer with a view to distribute any New Notes nor does the undersigned have any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act; and

3.	neither the undersigned nor any beneficial owner is an “affiliate,” as such term is defined in Rule 405 promulgated under the Securities Act, of the Company.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it additionally represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes pursuant to the Exchange Offer and satisfy any applicable prospectus delivery requirements; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a participating broker-dealer, it may not exchange Old Notes pursuant to the Exchange Offer.

The undersigned acknowledges that the Exchange Offer is being conducted in reliance on interpretations of the Securities Act by the staff of the SEC, as set forth in “no-action” letters issued to third parties, that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not engaged in and do not intend to engage in and have no arrangement or understanding with the Company or any other person to participate in the distribution (within the meaning of the Securities Act) of such New Notes.

Any holder who is an affiliate of the Company, who does not acquire the New Notes in the ordinary course of business, who participates in or intends to participate in the Exchange Offer for the purpose of, or with a view to, distributing the New Notes or is a broker-dealer registered under the Exchange Act who purchased the Old Notes directly from the Company (1) will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned “no-action” letters, (2) will not be able to tender its Old Notes in the Exchange Offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act to resell the New Notes, and be identified as an underwriter in the Prospectus. The undersigned acknowledges that the Company has not sought or received its own “no-action” letter from the staff of the SEC with respect to the Exchange Offer and the related transactions, and that there can be no assurance that the staff of the SEC will make a determination in the case of the Exchange Offer and such transactions that is similar to its determinations in the above-mentioned “no-action” letters. The undersigned further acknowledges that the Company may rely upon each of the representations and covenants in this letter of transmittal for purposes of the Exchange Offer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Tendered Old Notes may be withdrawn at any time before 5:00 p.m., Eastern time on [ ], 2021, or such later date or time to which the Company may extend the Exchange Offer.

New Notes and Old Notes not tendered or accepted for exchange will be issued in the name of the undersigned. Similarly, New Notes and Old Notes not tendered or accepted for exchange will be delivered, without expense, to the undersigned’s account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, in the case of global notes, or to the undersigned at the address of the undersigned in the security ledger for the Old Notes, in the case of certificated notes, in each case after the expiration or termination of the Exchange Offer.

The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption “The Exchange Offer—Procedures for Tendering Old Notes” in the Prospectus and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”

By crediting the Old Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, a DTC participant confirms and agrees to be bound by, on behalf of itself and the beneficial owners of such Old Notes, all provisions of this Letter of Transmittal (including all acknowledgements, representations and warranties contained herein) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY

BEFORE COMPLETING ANY BOX BELOW.

List below the Old Notes to which this Letter of Transmittal relates. If the space provided is inadequate, the Certificate number(s) and principal amount of the Old Note(s) should be listed on a separate signed schedule attached hereto.

BOX I DESCRIPTION OF TENDERED NOTES

Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s)*	Aggregate Principal Amount Represented by Certificate(s)*	Aggregate Principal Amount Tendered**

Total:

*	Need not be completed by book-entry holders.
**

Tenders of the Old Note(s) must be in a minimum principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof. Unless otherwise indicated in this column, a beneficial owner will be deemed to have tendered the full aggregate principal amount represented by such Old Notes. See Instruction 2.

BOX II SIGNATURE (See Instructions 1 and 3)

, 2021
, 2021
, 2021
, 2021
Signatures by Tendering Beneficial Owners	Date

Telephone Number(s)

For any Tendered Notes, this Letter of Transmittal must be signed by the beneficial owner(s) as the name(s) appear(s) on the certificate(s) / book-entry(ies) for the Tendered Notes or by any person(s) authorized to become beneficial owner(s) by endorsements and documents submitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and the other information indicated below and, unless waived by the Company, submit herewith evidence satisfactory to the Company of authority to so act. See Instruction 3.

Name(s)
(Please Type or Print )
Capacity(ies)
Address(es)

(Including Zip Code)
Telephone Number(s)

CALIFORNIA BANCORP

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS

OF THE EXCHANGE OFFER

Instruction 1: Delivery of this Letter of Transmittal and Tendered Notes. A beneficial owner of Old Notes may tender the same by (i) properly completing and signing this Letter of Transmittal and delivering the same, together with the certificate or certificates, if applicable, representing the Old Notes being tendered and any required signature guarantees and any other documents required by this Letter of Transmittal, to the Exchange Agent at its address set forth above on or prior to the Expiration Date, or (ii) complying with the procedure for book-entry transfer described below.

Beneficial owners of Old Notes may tender Old Notes by book-entry transfer by crediting the Old Notes to the Exchange Agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program (“ATOP”) and by complying with applicable ATOP procedures with respect to the Exchange Offer. To the extent any procedural terms herein conflict with the ATOP procedures, the ATOP procedures will govern. DTC participants that are accepting the Exchange Offer should transmit their acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send a computer-generated message (an “Agent’s Message”) to the Exchange Agent for its acceptance in which the beneficial owner of the Old Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal or the DTC participant confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including any representations and warranties) applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participants identified in the Agent’s Message.

The method of delivery of this Letter of Transmittal, the Old Notes and any other required documents is at the election and risk of the holder, and except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used. In all cases, sufficient time should be allowed to permit timely delivery. No Old Notes or Letters of Transmittal should be sent to the Company.

Instruction 2: Partial Tenders. Tendered Notes must be in a minimum principal amount of US $100,000 or an integral multiple of US $1,000 in excess thereof. If less than the entire principal amount of the Old Notes evidenced by materials provided in accordance with the ATOP procedures, the tendering beneficial owner(s) should indicate the aggregate principal amount of Old Notes to be tendered to DTC in accordance with ATOP procedures. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of Old Notes held by the tendering beneficial owner is not tendered for exchange, then untendered Old Notes will be issued in accordance with ATOP procedures for Old Notes issued in global form and will be issued in definitive form for Old Notes issued in definitive form.

Instruction 3: Signatures on this Letter of Transmittal; Bond Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder of the Old Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates or as written on DTC’s security position listing as the holder of such Old Notes, as applicable, without any change whatsoever.

If this Letter of Transmittal is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificate(s) must be endorsed by the registered holder or accompanied by appropriate bond powers duly executed by the registered holder, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the certificate(s) and signatures on such certificate(s) must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

Endorsements on certificates for Old Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by a firm that is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each an “Eligible Institution”).

Signatures on this Letter of Transmittal need not be guaranteed by an Eligible Institution, provided the Original Notes are tendered: (i) by a registered holder of Original Notes (which term, for purposes of the Exchange Offers, includes any participant in the DTC system whose name appears on a security position listing as the holder of such Original Notes) and the New Notes are to be issued in such registered holder’s name and delivered to the registered holder at its address appearing on the security register for the Old Notes; or (ii) for the account of an Eligible Institution.

Instruction 4: Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of Tendered Notes under the Exchange Offer. The tendering beneficial owner, however, will be required to pay any transfer taxes, whether imposed on the beneficial owner or any other person, if:

•	Tendered Notes are to be issued in the name of any person other than the registered or beneficial holder of the Tendered Notes so exchanged;

•	Tendered Notes are registered in the name of any person other than DTC (for Old Notes held in global form) or the undersigned (for Old Notes held in definitive form); or

•	a transfer tax is imposed for any reason other than the exchange of Tendered Notes under the Exchange Offer.

If satisfactory evidence of payment of transfer taxes, if applicable per the above, is not submitted with this Letter of Transmittal, the amount of any transfer taxes will be billed to the tendering beneficial owner.

Instructions 5: Waiver of Conditions. The Company reserves the absolute right to waive any or all conditions relating to the Exchange Offer set forth in the Prospectus.

Instruction 6: No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All beneficial owners of Tendered Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Tendered Notes for exchange.

Instruction 7: Mutilated, Lost, Stolen or Destroyed Old Notes. Any beneficial owner whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address set forth on the front cover hereof for further instructions.

Instruction 8: Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Tendered Notes will be determined by the Company in its sole discretion, which determination will, subject to applicable law, be final and binding. The Company reserves the absolute right to reject any and all Tendered Notes not properly tendered or any Tendered Notes, the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to any Tendered Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the Instructions in this Letter of Transmittal) will, subject to applicable law, be final and binding on all parties. Unless waived, any defects or irregularities in connection with Tendered Notes must be cured within such time as the Company shall determine. Although the Company (or the Exchange Agent on behalf of the Company) intends to notify registered holders and beneficial owners of defects or irregularities with respect to tenders of Tendered Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Tendered Notes will not be deemed to have been made until such defects or irregularities have been cured by the applicable registered holder(s) or beneficial owner(s) or waived by the Company. Any Tendered Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering beneficial owners, unless otherwise provided in this Letter of Transmittal, as promptly as practicable following the Expiration Date.

Instruction 9: Acceptance of Tendered Notes and Issuance of Notes; Return of Notes. Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all validly tendered Old Notes as promptly as practicable after the Expiration Date and will issue New Notes therefor as promptly as practicable thereafter. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when the Company has given written notice thereof to the Exchange Agent. If any Tendered Notes are not exchanged pursuant to the Exchange Offer for any reason, such unexchanged Tendered Notes, if in definitive form, will be returned in accordance with the Exchange Agent’s procedures, or if in global form, will be returned in accordance with ATOP procedures. Unexchanged Tendered Notes represented by book-entry(ies) will remain on the books of the Company in their initial form.

Instruction 10: Requests for Assistance or Additional Copies. Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and email set forth on the front cover hereof.